Exhibit 10.1

AMENDMENT #1 TO THE SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT #1 to the SPA (as defined below) (the “Amendment”) is entered into as of January 29, 2026, but made effective as of November 17, 2025 (the “Effective Date”), by and between INTERNATIONAL LAND ALLIANCE, INC., a Wyoming corporation (the “Company”), and MAST HILL FUND, L.P., a Delaware limited partnership (the “Holder”) (collectively the “Parties”).

BACKGROUND

A. The Company and Holder are the parties to that certain securities purchase agreement dated November 17, 2025 (as amended from time to time, the “SPA”), pursuant to which the Company issued to Holder that certain common stock purchase warrant on November 17, 2025, for the purchase of up to 5,337,316 shares of common stock of the Company (the “Original Warrant”); and

B. The Parties desire to amend the SPA as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. The Parties hereby agree to cancel and extinguish the Original Warrant in the entirety as of the Effective Date, such that the Original Warrant is void ab initio.

2. Paragraph C on the first page of the SPA shall be replaced in the entirety with the following:

“C. In connection with the closing of each Tranche (as defined in the Note) (each a “Tranche”), the Company shall issue to the Buyer, on or before the Funding Date (as defined in the Note) (each a “Funding Date”) of each Tranche, a common stock purchase warrant to purchase a number of shares of Common Stock determined by the following formula: 100% of the principal amount of such Tranche divided by $0.6695 (the “Initial Exercise Price”, which is subject to appropriate adjustments for any stock dividend, stock split, stock combination, rights offerings, reclassification or similar transaction that proportionately decreases or increases the Common Stock) (collectively, the “Warrants”). Each of the Warrants shall initially be exercisable at an exercise price equal to the Initial Exercise Price.”

3. The Company shall issue that certain common stock purchase warrant for the purchase of 5,337,316 shares of the Company’s common stock to the Holder on the date of this Amendment (the “Replacement Warrant”), a copy of which is attached hereto as Exhibit A, which shall be deemed to be the First Warrant (as defined in the SPA).

4. Section 8(a) of the SPA shall apply to this Amendment.

5. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the SPA. Except as specifically modified hereby, all of the provisions of the SPA, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

INTERNATIONAL LAND ALLIANCE, INC.		MAST HILL FUND, L.P.

By:		By:
Name:	Jason Sunstein	Name:	Patrick Hassani
Title:	Chief Financial Officer	Title:	Chief Investment Officer

Exhibit A

(see attached)